UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 14, 2013, Flotek Industries, Inc. (the “Company”) issued a press release announcing that it has entered into a Letter of Intent with an affiliate of Gulf Energy, LLC, a leading Oman-based diversified oil and gas concern, to construct an advanced oilfield chemistry production facility and create a state-of-the-art research and development organization to address the growing need for advanced oilfield chemistry and analysis in the Middle East and North Africa. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Also on March 14, 2013, the Company issued a press release announcing that the Company’s Board of Directors has elected H. Richard Walton as Executive Vice President and Chief Financial Officer. Mr. Walton previously served as Interim Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 14, 2013 regarding Oman Joint Venture
99.2	Press Release dated March 14, 2013 regarding appointment of H. Richard Walton as CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 14, 2013	By: /s/ H. Richard Walton
H. Richard Walton
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 14, 2013 regarding Oman Joint Venture
99.2	Press Release dated March 14, 2013 regarding appointment of H. Richard Walton as CFO